Exhibit 99.1

NEWS RELEASE
Media Contacts:
Alliance Data Tiffany Louder – Investor Relations 214-494-3048 tiffany.louder@alliancedata.com Shelley Whiddon – Media Relations 214-494-3811 shelley.whiddon@alliancedata.com

ALLIANCE DATA TO LAUNCH BRANDED CREDIT CARD PROGRAM, PROVIDE
FLEXIBLE AND FRICTIONLESS CONSUMER FINANCING OPTIONS FOR FAST-
GROWING HOME GOODS ONLINE RETAILER APPLIANCES CONNECTION

•	New private label credit program to support the rapid growth of business as consumers become increasingly comfortable with making major home purchases online
•	Card program will drive brand engagement and incremental sales as a result of customized value proposition
•	Quick and easy application process and SelectCheckoutSM click-and-pay capability will create frictionless apply and buy experience for qualified customers

PLANO, TX – May 17, 2018 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and business credit card programs, has signed a new agreement to provide private label credit card services for Appliances Connection, a growing online destination for appliances and home furnishings.

Based in Brooklyn, New York, Appliances Connection was founded in 2011 and features more than 30,000 products for the home and outdoors, with brands such as Viking, Sub-Zero, Wolf, Bosch, Whirlpool, Thermador, GE, Franke, and more through its online store and Brooklyn showroom.

Under the terms of the new agreement, Alliance Data will create a loyalty-driven credit card program informed by customer insights for Appliances Connection shoppers and will also create and implement a full suite of data-driven marketing services for the card program, designed to drive brand loyalty and top-line sales. Additionally, Alliance Data will leverage its digital expertise throughout the customer's shopping journey, including a seamless card application process and its SelectCheckout SM capability, which allows cardmembers to redeem rewards and pay with their store-branded credit card with a simple click of a button.

"The customer experience is at the core of everything we do at Appliances Connection. Our search for a credit card partner that understands and can help deliver the unmatched brand experience we've created led us to Alliance Data," said Albert Fouerti, founder and chief executive officer of Appliances Connection. "With Alliance Data's innovative, market-leading capabilities, the card program will offer a level of convenience and flexibility that will make our quality merchandise accessible to even more loyal shoppers."

Alliance Data's portfolio of brand partners in the online and home goods retail categories – areas of strong expertise and industry leadership for the company – continues to grow. The growth of both the online and home goods segments is driven by consumers' increasing comfort level with making major home purchases online, and the Millennial shift toward purchasing first homes. For the 12 months ending in September 2017, online purchases of major home appliances grew 47 percent, according to research firm NPD Group. In 2016, they hit $4 billion, up 38 percent over the previous year1.

"We are delighted to be selected as Appliances Connection's loyalty marketing partner as it continues on its strong growth trajectory," said Melisa Miller, president of Alliance Data's card services business. "This partnership demonstrates our ability to drive deeper customer connections for our brand partners by leveraging our innovative credit marketing tools and the strongest, most predictive data in the market today. This expertise will help Appliances Connection grow its credit program and increase loyalty among existing customers. This agreement also extends our reach into the online retail and home improvement categories, and really speaks to consumer interest in these segments."

1 https://www.npd.com/wps/portal/npd/us/news/press-releases/2017/online-major-home-appliance-sales-are-on-the-rise-summer-and-winter-holiday-promotions-are-driving-sales-growth-reports-npd/

About Appliances Connection:
Headquartered in Brooklyn, NY, Appliances Connection is a leader in appliance, furnishings and accessories sales. The company ships to 48 states in the Continental U.S. and offers more than 30,000 products, with brands such as Viking, Sub-Zero, Wolf, Bosch, Whirlpool, Thermador, GE, Franke, and more.

About Alliance Data's card services business
Based in Columbus, Ohio, Alliance Data's card services business develops market-leading private label, co-brand, and business credit card programs for many of the world's most recognizable brands. Through our branded credit programs, we help build more profitable relationships between our partners and their cardmembers, and drive lasting loyalty.

Using the industry's most comprehensive and predictive data set, advanced analytics, and broad-reaching capabilities, Alliance Data's card services business has been helping partners increase sales and provide greater value to their cardmembers since 1986. We are proud to be part of the Alliance Data enterprise (NYSE: ADS), an S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas. To learn more, visit KnowMoreSellMore.com, follow us on Twitter @Know_SellMore, and connect with us on LinkedIn at Alliance Data card services.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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